Exhibit 99.1

News Release

Graham Corporation t 20 Florence Avenue t Batavia, NY 14020

IMMEDIATE RELEASE

GRAHAM CORPORATION REPORTS EXPANDED MARGINS ON SALES GROWTH OF 18% TO A RECORD $185.5 MILLION FOR FISCAL 2024

•	FOURTH QUARTER 2024 RESULTS DEMONSTRATED ONGOING PROGRESS IN DRIVING GROWTH AND EXPANDING MARGINS

•	REVENUE GREW 14% TO $49.1 MILLION DRIVEN BY STRENGTH IN DEFENSE AND AFTERMARKET

•	GROSS MARGIN EXPANDED 930 BASIS POINTS TO 25.9% AND ACHIEVED OPERATING MARGIN OF 3.1% COMPARED WITH AN OPERATING LOSS IN THE PRIOR-YEAR PERIOD

•	STRENGTHENED MARGINS DROVE MEASURABLY IMPROVED EARNINGS: NET INCOME WAS $1.3 MILLION; ADJUSTED NET INCOME[1] WAS $1.6 MILLION AND ADJUSTED EBITDA[1] WAS $3.0 MILLION OR 6.0% OF SALES

•	FISCAL 2024 RESULTS VALIDATE THE EFFECTIVENESS OF GRAHAM’S STRATEGIC GROWTH AND PROFITABILITY INITIATIVES, FURTHERING ITS PROGRESS TOWARD LONG-TERM GOALS

•	SALES GROWTH OF 18% WAS LARGELY ORGANIC AND DRIVEN BY DEFENSE PROJECTS AND AFTERMARKET DEMAND

•	GROSS MARGIN EXPANDED 570 BASIS POINTS TO 21.9%

•	NET INCOME WAS $4.6 MILLION COMPARED WITH $0.4 MILLION IN PRIOR FISCAL YEAR; ACHIEVED ADJUSTED EBITDA[1] OF $13.3 MILLION OR 7.2% OF SALES

•	PAID OFF FULL DEBT BALANCE OF $12.5 MILLION DURING THE YEAR

•	RECEIVED FULL YEAR ORDERS[2] OF $268.4 MILLION, WHICH REPRESENTED A BOOK-TO-BILL RATIO[2] OF 1.4X

•

EXPECT FISCAL 2025 REVENUE OF $200 MILLION TO $210 MILLION, UP 11% AT MID-POINT OVER PRIOR FISCAL YEAR WITH ADJUSTED EBITDA[3] IN THE RANGE OF $16.5 MILLION TO $19.5 MILLION, UP 35% AT THE MID-POINT OVER FISCAL 2024

BATAVIA, NY, June 7, 2024 – Graham Corporation (NYSE: GHM) (“GHM” or the “Company”), a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy, and process industries, today reported financial results for its fourth quarter and fiscal year ended March 31, 2024 (“fiscal 2024”). Results for the fiscal year include approximately five months of operations from the P3 Technologies, LLC (“P3”) acquisition, which was completed on November 9, 2023.

“Steady execution on our plan set two years ago has brought significant progress,” commented Daniel J. Thoren, President and Chief Executive Officer. “Over the past year, we achieved record revenue and orders, and enhanced profitability and cash flow management. This enabled continued investments in our operations and people, the acquisition of P3 Technologies, as well as the complete repayment of our debt. However, our successes extend beyond these financial achievements.

[1]

Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. See attached tables and other information on pages 11 through 13 for important disclosures regarding Graham’s use of these non-GAAP measures.

[2]	Orders, backlog and book-to-bill ratio are key performance metrics. See “Key Performance Indicators” below for important disclosures regarding Graham’s use of these metrics.
[3]	Forward-looking Adjusted EBITDA is a non-GAAP measure. See ‘Forward-Looking Non-GAAP Measures’ on page 6 for important disclosures regarding Graham’s use of this non-GAAP measures.

Graham Corporation Reports Expanded Margins on Sales Growth of 18% to a Record $185.5 Million for Fiscal 2024

June 7, 2024

“During fiscal 2024, we completed and shipped the remaining two first article units for the Columbia Class submarine and Ford Class carrier programs. The Navy expansion at Barber-Nichols has been successful, resulting in a significant follow-on order to support the MK48 Mod 7 Heavyweight Torpedo program. Additionally, we received a $13.5 million strategic investment from a major defense customer to expand and enhance our Batavia, N.Y. production capabilities. Furthermore, we acquired P3 Technologies and successfully integrated it with our Barber-Nichols team.

“Looking ahead, our nearly $400 million of backlog and the increasing demand from the Navy for accelerated work and expanded scope make this an exciting time for GHM. We will continue to strive to engage all partners in improving our business and are confident in our future growth prospects. Our fiscal 2025 guidance reflects continued growth and enhancements in margin and profitability and keeps us on track to hit our fiscal 2027 targets.”

Fourth Quarter Fiscal 2024 Performance Review

(All comparisons are with the same prior-year period unless noted otherwise.)

($ in thousands except per share data)	Q4 FY24	Q4 FY23	$ Change	% Change
Net sales	$49,070	$43,027	$6,043	14%
Gross profit	$12,694	$7,157	$5,537	77%
Gross margin	25.9%	16.6%		+930 bps
Operating profit (loss)	$1,524	$(352)	$1,876	NA
Operating margin	3.1%	(0.8%)		NA
Net income (loss)	$1,340	$(481)	$1,821	NA
Net income (loss) margin	2.7%	(1.1%)		NA
Net income per diluted share	$0.12	$(0.05)	$0.17	NA
Adjusted net income*	$1,608	$8	$1,600	NA
Adjusted net income per diluted share	$0.15	$0.00	$0.15	NA
Adjusted EBITDA*	$2,955	$1,453	$1,502	103%
Adjusted EBITDA margin*	6.0%	3.4%		+260 bps
NA: Not Applicable

*

Graham believes that, when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles, Adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted net income per share, which are non-GAAP measures, help in the understanding of its operating performance. See attached tables and other information on pages 11 through 13 for important disclosures regarding Graham’s use of these non-GAAP measures.

Graham Corporation Reports Expanded Margins on Sales Growth of 18% to a Record $185.5 Million for Fiscal 2024

June 7, 2024

Record quarterly net sales of $49.1 million increased 14%, or $6.0 million, and included $1.2 million of incremental sales from P3. Sales to the defense market increased $8.2 million, or 43%, and included a growing aftermarket business reflecting the Company’s efforts to provide full lifecycle solutions. Total aftermarket sales, which include those within defense and to the refining and petrochemical markets, were $9.5 million, up $1.7 million or 22% from the comparable prior-year period. Revenue from P3 helped to offset lower revenue in the space market which reflected both timing of projects and the loss of a customer in April 2023 due to its bankruptcy. See supplemental data for a further breakdown of sales by market and region.

Gross margin expanded 930 basis points to 25.9%, which reflected higher volume and related improved absorption, higher margin commercial aftermarket sales, P3 margin accretive sales, improved execution and better pricing on defense contracts.

Selling, general and administrative expense (“SG&A”), inclusive of amortization, was $11.1 million, or 22.6% of sales, compared with $7.5 million, or 17.5% of sales for the comparable prior-year period. The increase reflects higher performance-based compensation, as well as the supplemental performance bonus for Barber-Nichols employees in connection with the 2021 acquisition of Barber-Nichols LLC of $1.4 million. Also contributing to the increase in SG&A were higher professional fees and enterprise resource planning (“ERP”) conversion costs at the Batavia facility.

Full Year Fiscal 2024 Performance Review

(All comparisons are with the same prior-year period unless noted otherwise.)

($ in thousands except per share data)	FY 2024	FY 2023	Change	% Change
Net sales	$185,533	$157,118	$28,415	18%
Gross profit	$40,585	$25,408	$15,177	60%
Gross margin	21.9%	16.2%	0.0%	+570 bps
Operating profit	$6,922	$1,250	$5,672	454%
Operating margin	3.7%	0.8%	0.0%	+290 bps
Net income (loss)	$4,556	$367	$4,189	NA
Net income (loss) margin	2.5%	0.2%	0.0%	+230 bps
Net income per diluted share	$0.42	$0.03	$0.39	1300%
Adjusted net income*	$6,796	$2,519	$4,277	170%
Adjusted net income per diluted share	$0.63	$0.24	$0.39	165%
Adjusted EBITDA*	$13,285	$8,541	$4,744	56%
Adjusted EBITDA margin*	7.2%	5.4%	0.0%	+180 bps
NA: Not Applicable

Net sales for fiscal 2024 were a record $185.5 million, up $28.4 million, or 18%, driven by defense sales of $99.5 million, a 52% increase. Net sales also benefited from a 46% increase in aftermarket sales to the defense, refining, and petrochemical markets. The P3 acquisition added $2.2 million of revenue in fiscal 2024. These increases more than offset a 37%, or $7.9 million, decrease in the space market. See supplemental data for a further breakdown of sales by market and region.

Gross margin improved 570 basis points, which reflected higher volume and related improved absorption, favorable mix, and improved execution and better pricing on defense contracts.

SG&A expense, inclusive of amortization, was $33.6 million, or 18.1% of sales, compared with $24.2 million, or 15.4% of sales, for the prior-year period. The increase reflected the BN supplemental performance bonus of $4.3 million, as well as higher performance-based compensation given the strong results, P3 acquisition-related costs, increased professional fees, and ERP conversion costs partially offset by lower bad debt expense as fiscal 2023 results included the impact of a customer bankruptcy.

Graham Corporation Reports Expanded Margins on Sales Growth of 18% to a Record $185.5 Million for Fiscal 2024

June 7, 2024

The effective tax rate for fiscal 2024 was 18% compared with 35% for fiscal 2023 and reflected higher tax credits recognized in fiscal 2024 for higher income levels and increased investment in research and development. Also contributing to the change was discrete tax expense recognized in fiscal 2023 related to the vesting of restricted stock awards, and a higher mix of income in higher tax rate foreign jurisdictions in fiscal 2023 compared with fiscal 2024.

Cash Management and Balance Sheet

Cash provided by operating activities was $28.1 million in fiscal 2024 compared with $13.9 million in the prior fiscal year. The increase reflected higher net income along with improved working capital, which was largely due to changes in payment terms related to large defense customers and stronger financial discipline. Cash and cash equivalents on March 31, 2024 were $16.9 million.

Capital expenditures of $9.2 million for fiscal 2024 were focused on capacity expansion, productivity improvements and the start of the ERP implementation. Investing activities in fiscal 2024 also included $6.8 million toward the acquisition of P3.

In fiscal 2024, Graham received a $13.5 million strategic investment from a major defense customer to expand and enhance its Batavia, N.Y. production capabilities, primarily for machinery and equipment, in order to support the U.S. Navy’s shipbuilding schedule. The Company expects to break ground on this expansion project in early fiscal 2025 and will invest an additional approximately $4 million toward the total estimated project cost of $18 million.

Capital expenditures for fiscal 2025 are expected to be between $10 million to $15 million of which approximately half is related to the Batavia facility defense expansion.

In fiscal 2024, the Company paid off $12.5 million of debt and had zero debt outstanding at March 31, 2024. The Company has access to a $50 million senior secured revolving credit facility, which was amended in October 2023 to provide expanded flexibility with reduced borrowing costs.

Orders, Backlog, and Book-to-Bill Ratio

See supplemental data filed with the Securities and Exchange Commission on Form 8-K and provided on the Company’s website for a further breakdown of orders and backlog by market. See “Key Performance Indicators” below for important disclosures regarding Graham’s use of these metrics.

($ in millions)
	Q1 23	Q2 23	Q3 23	Q4 23	FY23	Q1 24	Q2 24	Q3 24	Q4 24	FY24
Orders	$40.3	$91.5	$20.0	$50.9	$202.7	$67.9	$36.5	$123.3	$40.8	$268.4
Backlog	$260.7	$313.3	$293.7	$301.7	$301.7	$322.0	$313.3	$399.2	$390.9	$390.9

Record orders in fiscal 2024 of $268.4 million increased 32% over fiscal 2023, and were driven primarily by a 52%, or $60.7 million, increase in defense orders. For fiscal 2024, the book-to-bill ratio was 1.4x.

Backlog of $390.9 million was down 2% sequentially, but up 30% year-over-year. Approximately 35% to 40% of orders currently in backlog are expected to be converted to sales in fiscal 2025 and another 25% to 30% is expected to convert to sales over the following twelve months. The majority of orders expected to convert beyond twelve months are for the defense industry, specifically the U.S. Navy.

Graham Corporation Reports Expanded Margins on Sales Growth of 18% to a Record $185.5 Million for Fiscal 2024

June 7, 2024

Fiscal 2025 Outlook

(as of June 7, 2024)	Fiscal 2025 Guidance
Net Sales:	$200 million to $210 million

Gross Margin:	22% to 23% of sales

SG&A expense(1)	16.5% to 17.5% of sales

Adjusted EBITDA(2)	$16.5 million to $19.5 million

Effective Tax Rate	20% to 22%

Capital Expenditures	$10.0 million to $15.0 million

(1)	Includes approximately $6.5 million to $7.5 million of BN supplemental performance bonus, equity-based compensation, and ERP conversion costs included in SG&A expense.
(2)

Excludes net interest expense, income taxes, depreciation and amortization from net income, as well as approximately $2.0 million to $3.0 million of equity-based compensation and ERP conversion costs included in SG&A expense.

Webcast and Conference Call

GHM’s management will host a conference call and live webcast today at 11:00 a.m. Eastern Time (“ET”) to review its financial condition and operating results, as well as its strategy and outlook. The review will be accompanied by a slide presentation, which will be made available immediately prior to the conference call on GHM’s investor relations website.

A question-and-answer session will follow the formal presentation. GHM’s conference call can be accessed by calling (201) 689-8560. Alternatively, the webcast can be monitored from the events section of GHM’s investor relations website.

A telephonic replay will be available from 3:00 p.m. ET on the day of the teleconference through Friday, June 14, 2024. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13745902 or access the webcast replay via the Company’s website at ir.grahamcorp.com, where a transcript will also be posted once available.

About Graham Corporation

GHM is a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy, and process industries. The Graham Manufacturing and Barber-Nichols’ global brands are built upon world-renowned engineering expertise in vacuum and heat transfer, cryogenic pumps, and turbomachinery technologies, as well as its responsive and flexible service and the unsurpassed quality customers have come to expect from the Company’s products and systems. Graham Corporation routinely posts news and other important information on its website, grahamcorp.com, where additional information on Graham Corporation and its businesses can be found.

Graham Corporation Reports Expanded Margins on Sales Growth of 18% to a Record $185.5 Million for Fiscal 2024

June 7, 2024

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “future,” “outlook,” “looking ahead,” “anticipates,” “believes,” “could,” “guidance,” “should,” ”may”, “will,” “plan” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, profitability of future projects and the business, its ability to deliver to plan, its ability to continue to strengthen relationships with customers in the defense industry, its ability to secure future projects and applications, expected expansion and growth opportunities, anticipated sales, revenues, adjusted EBITDA, adjusted EBITDA margins, capital expenditures and SG&A expenses, the timing of conversion of backlog to sales, orders, market presence, profit margins, tax rates, foreign sales operations, customer preferences, changes in market conditions in the industries in which it operates, changes in general economic conditions and customer behavior, forecasts regarding the timing and scope of the economic recovery in its markets, and its acquisition and growth strategy, are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission (the “SEC”), included under the heading entitled “Risk Factors”, and in other reports filed with the SEC.

Should one or more of these risks or uncertainties materialize or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Forward-Looking Non-GAAP Measures

Forward-looking adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort largely because forecasting or predicting our future operating results is subject to many factors out of our control or not readily predictable. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s fiscal 2024 financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with purchase accounting, quarter-end, and year-end adjustments. Any variation between the Company’s actual results and preliminary financial estimates set forth above may be material.

Key Performance Indicators

In addition to the foregoing non-GAAP measures, management uses the following key performance metrics to analyze and measure the Company’s financial performance and results of operations: orders, backlog, and book-to-bill ratio. Management uses orders and backlog as measures of current and future business and financial performance, and these may not be comparable with measures provided by other companies. Orders represent written communications received from customers requesting the Company to provide products and/or services. Backlog is defined as the total dollar value of net orders received for which revenue has not yet been recognized. Management believes tracking orders and backlog are useful as they often times are leading indicators of future performance. In accordance with industry practice, contracts may include provisions for cancellation, termination, or suspension at the discretion of the customer.

Graham Corporation Reports Expanded Margins on Sales Growth of 18% to a Record $185.5 Million for Fiscal 2024

June 7, 2024

The book-to-bill ratio is an operational measure that management uses to track the growth prospects of the Company. The Company calculates the book-to-bill ratio for a given period as net orders divided by net sales.

Given that each of orders, backlog, and book-to-bill ratio are operational measures and that the Company’s methodology for calculating orders, backlog and book-to-bill ratio does not meet the definition of a non-GAAP measure, as that term is defined by the U.S. Securities and Exchange Commission, a quantitative reconciliation for each is not required or provided.

For more information, contact:
Christopher J. Thome	Deborah K. Pawlowski
Vice President - Finance and CFO	Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908
dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Graham Corporation Reports Expanded Margins on Sales Growth of 18% to a Record $185.5 Million for Fiscal 2024

June 7, 2024

Graham Corporation

Consolidated Statements of Operations - Unaudited

(Amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	March 31,			March 31,
	2024	2023	% Change	2024	2023	% Change
Net sales	$49,070	$43,027	14%	$185,533	$157,118	18%
Cost of products sold	36,376	35,870	1%	144,948	131,710	10%

Gross profit	12,694	7,157	77%	40,585	25,408	60%
Gross margin	25.9%	16.6%		21.9%	16.2%
Operating expenses and income:
Selling, general and administrative	10,654	7,235	47%	32,217	23,063	40%
Selling, general and administrative – amortization	436	274	59%	1,366	1,095	25%
Other operating expense	80	—	NA	80	—	NA

Operating profit (loss)	1,524	(352)	NA	6,922	1,250	454%

Operating margin	3.1%	(0.8%)		3.7%	0.8%
Loss on extinguishment of debt	—	—	NA	726	—	NA
Other expense (income), net	94	(62)	NA	374	(250)	NA
Interest (income) expense, net	(29)	242	NA	248	939	(74%)

Income (loss) before provision (benefit) for income taxes .	1,459	(532)	NA	5,574	561	894%
Provision (benefit) for income taxes	119	(51)	NA	1,018	194	425%

Net income (loss)	$1,340	$(481)	NA	$4,556	$367	1141%

Per share data:
Basic:
Net income (loss)	$0.12	$(0.05)	NA	$0.42	$0.03	1300%

Diluted:
Net income (loss)	$0.12	$(0.05)	NA	$0.42	$0.03	1300%

Weighted average common shares outstanding:
Basic	10,844	10,617		10,743	10,614
Diluted	10,988	10,617		10,844	10,654

NA: Not Applicable

Graham Corporation Reports Expanded Margins on Sales Growth of 18% to a Record $185.5 Million for Fiscal 2024

June 7, 2024

Graham Corporation

Consolidated Balance Sheets – Unaudited

(Amounts in thousands, except per share data)

	March 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$16,939	$18,257
Trade accounts receivable, net of allowances ($79 and $1,841 at March 31, 2024 and 2023, respectively)	44,400	24,000
Unbilled revenue	28,015	39,684
Inventories	33,410	26,293
Prepaid expenses and other current assets	3,561	1,836

Total current assets	126,325	110,070
Property, plant and equipment, net	32,080	25,523
Prepaid pension asset	6,396	6,107
Operating lease assets	7,306	8,237
Goodwill	25,520	23,523
Customer relationships, net	14,299	10,718
Technology and technical know-how, net	11,065	9,174
Other intangible assets, net	7,181	7,610
Deferred income tax asset	2,983	2,798
Other assets	724	158

Total assets	$233,879	$203,918

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$—	$2,000
Current portion of finance lease obligations	20	29
Accounts payable	20,788	20,222
Accrued compensation	16,800	10,401
Accrued expenses and other current liabilities	6,666	6,434
Customer deposits	71,987	46,042
Operating lease liabilities	1,237	1,022
Income taxes payable	715	16

Total current liabilities	118,213	86,166
Long-term debt	—	9,744
Finance lease obligations	65	85
Operating lease liabilities	6,449	7,498
Accrued pension and postretirement benefit liabilities	1,254	1,342
Other long-term liabilities	2,332	2,150

Total liabilities	128,313	106,985

Stockholders’ equity:
Preferred stock, $1.00 par value, 500 shares authorized	—	—
Common stock, $0.10 par value, 25,500 shares authorized, 10,993 and 10,774 shares issued and 10,850 and 10,635 shares outstanding at March 31, 2024 and 2023, respectively	1,099	1,075
Capital in excess of par value	32,015	28,061
Retained earnings	81,999	77,443
Accumulated other comprehensive loss	(7,013)	(7,463)
Treasury stock (143 and 138 shares at March 31, 2024 and 2023, respectively)	(2,534)	(2,183)

Total stockholders’ equity	105,566	96,933

Total liabilities and stockholders’ equity	$233,879	$203,918

Graham Corporation Reports Expanded Margins on Sales Growth of 18% to a Record $185.5 Million for Fiscal 2024

June 7, 2024

Graham Corporation

Consolidated Statements of Cash Flows – Unaudited

(Amounts in thousands)

	Year Ended March 31,
	2024	2023
Operating activities:
Net income	$4,556	$367
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,275	3,511
Amortization	2,157	2,476
Virgin Orbit reserves	95	3,050
Amortization of unrecognized prior service cost and actuarial losses	843	672
Amortization of debt issuance costs	131	212
Equity-based compensation expense	1,279	806
Gain on disposal or sale of property, plant and equipment	(5)	—
Change in fair value of contingent consideration	80	—
Loss on extinguishment of debt	726	—
Deferred income taxes	(472)	(120)
(Increase) decrease in operating assets, net of acquisitions:
Accounts receivable	(20,724)	1,520
Unbilled revenue	11,855	(14,228)
Inventories	(6,220)	(9,919)
Prepaid expenses and other current and non-current assets	(2,199)	(97)
Income taxes receivable	998	139
Operating lease assets	1,212	1,206
Prepaid pension asset	(287)	(651)
Increase (decrease) in operating liabilities, net of acquisitions:
Accounts payable	401	3,467
Accrued compensation, accrued expenses and other current and non-current liabilities	6,011	2,654
Customer deposits	25,572	20,526
Operating lease liabilities	(1,119)	(1,049)
Long-term portion of accrued compensation, accrued pension liability and accrued postretirement benefits	(45)	(628)

Net cash provided by operating activities	28,120	13,914

Investing activities:
Purchase of property, plant and equipment	(9,226)	(3,749)
Proceeds from disposal of property, plant and equipment	44	—
Acquisition of P3 Technologies, LLC, net of cash acquired	(6,812)	—

Net cash used by investing activities	(15,994)	(3,749)

Financing activities:
Principal repayments on debt	(25,500)	(11,000)
Proceeds from the issuance of debt	13,000	5,000
Payment of debt exit costs	(752)	—
Principal repayments on finance lease obligations	(29)	(23)
Issuance of common stock	476	—
Repayments on lease financing obligations	(287)	(275)
Payment of debt issuance costs	(241)	(122)
Purchase of treasury stock	(58)	(21)

Net cash used by financing activities	(13,391)	(6,441)

Effect of exchange rate changes on cash	(53)	(208)

Net (decrease) increase in cash and cash equivalents	(1,318)	3,516
Cash and cash equivalents at beginning of period	18,257	14,741

Cash and cash equivalents at end of period	$16,939	$18,257

Graham Corporation Reports Expanded Margins on Sales Growth of 18% to a Record $185.5 Million for Fiscal 2024

June 7, 2024

Graham Corporation

Adjusted EBITDA Reconciliation*

(Unaudited, $ in thousands)

See supplemental data filed with the Securities and Exchange Commission on Form 8-K and provided on the Company’s website for additional history of Adjusted EBITDA and Adjusted EBITDA margin.

(1) Beginning in the fourth quarter of fiscal 2024, Adjusted EBITDA no longer excludes the Barber-Nichols supplemental performance bonus, but now excludes the impact of non-cash equity-based compensation expense in order to be more consistent with market practice. Prior period results have been adjusted to reflect these changes on a comparable basis. The Barber-Nichols supplemental performance bonus expense was $1.4 million and $4.3 million for the fourth quarter and full year of fiscal 2024, respectively, and $0 for the comparable periods of fiscal 2023 and will continue through fiscal year 2026.

	Three Months Ended March 31,		Year Ended March 31,
	2024	2023	2024	2023
Net income (loss)	$1,340	$(481)	$4,556	$367
Acquisition & integration costs	158	—	432	54
ERC tax credit, net	(702)	—	(702)	—
Debt amendment costs	37	—	781	194
ERP Implementation costs	185	—	241	—
Net interest (income) expense	(29)	242	248	939
Income tax expense (benefit)	119	(51)	1,018	194
Equity-based compensation expense	277	224	1,279	806
Depreciation & amortization	1,570	1,519	5,432	5,987

Adjusted EBITDA(1)	$2,955	$1,453	$13,285	$8,541

Net sales	$49,070	$43,027	$185,533	$157,118
Net income (loss) margin	2.7%	-1.1%	2.5%	0.2%
Adjusted EBITDA margin	6.0%	3.4%	7.2%	5.4%

Graham Corporation Reports Expanded Margins on Sales Growth of 18% to a Record $185.5 Million for Fiscal 2024

June 7, 2024

Adjusted Net Income and

Adjusted Net Income per Diluted Share Reconciliation*

(Unaudited, $ in thousands, except per share amounts)

See supplemental data filed with the Securities and Exchange Commission on Form 8-K and provided on the Company’s website for additional history of Adjusted Net Income and Adjusted Net Income per Diluted Share.

(1) Applies a normalized tax rate to non-GAAP adjustments, which are pre-tax, based upon the statutory tax rate.

(2) Beginning in the fourth quarter of fiscal 2024, Adjusted Net Income no longer excludes the Barber-Nichols supplemental performance bonus. Prior period results have been adjusted to reflect this change on a comparable basis. The Barber-Nichols supplemental performance bonus expense, net-of-tax, was $1.1 million and $3.3 million for the fourth quarter and full year of fiscal 2024, respectively, and $0 for the comparable periods of fiscal 2023 and will continue through fiscal year 2026.

	Three Months Ended March 31,		Year Ended March 31,
	2024	2023	2024	2023
Net income (loss)	$1,340	$(481)	$4,556	$367
Acquisition & integration costs	158	—	432	54
Amortization of intangible assets	670	619	2,157	2,476
ERC tax credit, net	(702)	—	(702)	—
Debt amendment costs	37	—	781	194
ERP Implementation costs	185	—	241	—
Normalized tax rate(1)	(80)	(130)	(669)	(572)

Adjusted net income(2)	$1,608	$8	$6,796	$2,519

GAAP net income (loss) per diluted share	$0.12	$(0.05)	$0.42	$0.03
Adjusted net income per diluted share(2)	$0.15	$0.00	$0.63	$0.24
Diluted weighted average common shares outstanding	10,988	10,617	10,844	10,654

*

Acquisition and Integration Costs are incremental costs that are directly related to the BN and P3 acquisitions. These costs may include, among other things, professional, consulting and other fees, system integration costs, and fair value adjustments relating to contingent consideration. Debt Amendment Costs consists of accelerated write-offs of unamortized deferred debt issuance costs and discounts, prepayment penalties and attorney fees in connection with the amendment of our credit facility. The Employee Retention Tax Credit (“ERC”) reflects payroll tax amounts expected to be recovered due to COVID-19 relief programs and is not expected to recur in the future. ERP Implementation Costs relate to consulting costs incurred in connection with the new ERP system being implemented throughout our Batavia, N.Y. facility and are not expected to recur once the project is completed.

Graham Corporation Reports Expanded Margins on Sales Growth of 18% to a Record $185.5 Million for Fiscal 2024

June 7, 2024

Non-GAAP Financial Measures

Adjusted EBITDA is defined as consolidated net income (loss) before net interest expense, income taxes, depreciation, amortization, other acquisition related expenses, and other unusual/nonrecurring expenses. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of sales. Adjusted EBITDA and Adjusted EBITDA margin are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Graham believes that providing non-GAAP information, such as Adjusted EBITDA and Adjusted EBITDA margin, is important for investors and other readers of Graham’s financial statements, as it is used as an analytical indicator by Graham’s management to better understand operating performance. Moreover, Graham’s credit facility also contains ratios based on Adjusted EBITDA. Because Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures and are thus susceptible to varying calculations, Adjusted EBITDA, and Adjusted EBITDA margin, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Adjusted net income and adjusted net income per diluted share are defined as net income and net income per diluted share as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income and adjusted net income per diluted share are not measures determined in accordance with GAAP, and may not be comparable to the measures as used by other companies. Nevertheless, Graham believes that providing non-GAAP information, such as adjusted net income and adjusted net income per diluted share, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current fiscal year’s net income and net income per diluted share to the historical periods’ net income and net income per diluted share. Graham also believes that adjusted net income per share, which adds back intangible amortization expense related to acquisitions, provides a better representation of the cash earnings of the Company.

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